Exhibit 99.2

1 Investor Quarterly Call For the quarter ended September 30, 2007

2 This presentation contains forward-looking statements that involve risks and uncertainties.  In such instances, the actual results could differ materially as a result of a variety of factors including failure to obtain regulatory approvals which could have material adverse effects on the Company’s business, competition developments which could hinder the company’s ability to compete effectively and other risk factors listed from time to time in the Company’s reports to the Securities and Exchange Commission. “Safe Harbor”

3 Title: Reimbursement Level Laser Placements: 355 @ Sept 30, 2007 Good Reimb  Moderate Reimb Weak Reimb Placement Target:   3,200 derms